CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42915, of A.T. Cross Company on Form S-8 of our report dated June 15, 2012 appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the year ended December 31, 2011.

/s/ STOWE & DEGON LLC
Westborough, Massachusetts
June 26, 2012